                                                                     Exhibit 4.0


                          AGREEMENT AND AMENDMENT NO. 1


     THIS AGREEMENT AND AMENDMENT NO. 1 (this "Agreement") is made as of November 16, 2000, by and among ALPHA INDUSTRIES, INC., TRANS-TECH, INC., FLEET NATIONAL BANK, as Agent and SILICON VALLEY BANK.

     WHEREAS, the parties hereto are parties to a certain Revolving Credit Agreement, dated as of November 1, 1999 (the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings;

     WHEREAS, the Borrowers have requested certain changes to the Credit Agreement; and

     WHEREAS, subject to the terms and provisions hereof, the Banks are willing to so amend the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. AMENDMENTS TO SECTION 1.1. Section 1.1 of the Credit Agreement shall be amended by deleting the date "October 31, 2000" from the third line thereof and substituting in its stead the date "November 15, 2002".

     2. AMENDMENT TO SECTION 7.3. Section 7.3 of the Credit Agreement is hereby amended by deleting clause (e) and substituting in its stead a new clause
(e) to read in its entirety as follows:

          (e) the aggregate value in any fiscal year of (i) cash consideration paid by the Borrowers and their Subsidiaries in connection with such transactions does not exceed $25,000,000 and (ii) non-cash consideration paid by the Borrowers and their Subsidiaries in connection with such transactions does not exceed $100,000,000.

     3. AMENDMENT TO SECTION 7.14. Section 7.14 of the Credit Agreement is hereby amended by deleting the figure "$40,000,000" from the last line thereof and substituting in its stead the figure "$80,000,000".

     4. REPRESENTATIONS AND WARRANTIES. The Borrowers hereby represent and warrant to the Agent and the Banks as follows:

          (a) REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. Except as specified in writing by the Borrowers to the Agent with respect to the subject matter of this Amendment by the Banks and the Borrowers, the representations and warranties of the Borrowers contained in the Credit Agreement were true and correct in all material respects when made and continued to be true and correct in all material respects on the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

          (b) AUTHORITY, NO CONFLICTS, ENFORCEABILITY OF OBLIGATIONS, ETC. The Borrowers hereby confirm that the representations and warranties of the Borrowers contained in Sections 4.1 and 4.3 of the Credit Agreement are true and correct on and as of the date hereof as if made on the date hereof, treating this Amendment, the Credit Agreement as amended hereby, and the other Loan Documents as amended hereby, as "Loan Documents" for the purposes of making said representations and warranties.

     5. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment shall be subject to the delivery to the Agent by the Borrowers, contemporaneously with the execution hereof, of the following, in form and substance satisfactory to the Agent:

          (a)  this Amendment signed by each of the Borrowers and the Banks;

          (b) an amended and restated Promissory Note in the form enclosed herewith, duly executed by the Borrowers to the order of Fleet National Bank;

          (c) an amended and restated Promissory Note in the form enclosed herewith, duly executed by the Borrowers to the order of Silicon Valley Bank; and

          (d) any other confirmatory or corporate authority document or instrument the Agent may reasonably request.

     6. MISCELLANEOUS PROVISIONS. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. The Borrowers confirm and agree that the Obligations of the Borrowers to the Banks, as amended and supplemented hereby, are entitled to the benefits of the Loan Documents. The parties hereto hereby acknowledge and agree that all references to the Credit Agreement and the Obligations thereunder contained in any of the Loan Documents shall be references to the Credit Agreement and the Obligations as amended hereby and as the same may be amended, modified, supplemented, or restated from time to time. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. The Borrowers hereby confirm their obligations to pay promptly upon request all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with this Amendment, including the reasonable fees and expenses of Sullivan & Worcester LLP.

     7. GOVERNING LAW. This Amendment shall be construed according to and governed by the internal laws of The Commonwealth of Massachusetts without reference to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.

Executed as a sealed instrument as of the date first set forth above.

                                        ALPHA INDUSTRIES, INC.


                                        By: /s/ Paul E. Vincent
                                            ------------------------------------
                                            Name:  Paul E. Vincent
                                            Title: Chief Financial Officer

                                        TRANS-TECH, INC.


                                        By: /s/ Paul E. Vincent
                                            ------------------------------------
                                            Name:  Paul E. Vincent
                                            Title: Chief Financial Officer

                                        FLEET NATIONAL BANK, in its capacity as
                                        a Bank and as Agent hereunder


                                        By: /s/ Irina V. Case
                                            ------------------------------------
                                            Name: Irina V. Case
                                            Title: Vice President

                                        SILICON VALLEY EAST, a Division of
                                        Silicon Valley Bank, in its capacity as
                                        a Bank


                                        By: /s/ J. Frank Tower
                                            ------------------------------------
                                            Name:  J. Frank Tower
                                            Title: Vice President

                                        SILICON VALLEY BANK, in its capacity as
                                        a Bank


                                        By: /s/ Maggie Garcia
                                            ------------------------------------
                                            Name: Maggie Garcia
                                            Title: Loan Administrative Team
                                                   Leader
                                            (Signed at Santa Clara, California)

                      AMENDED AND RESTATED PROMISSORY NOTE
                        (Revolving Line of Credit Loans)


$7,500,000                                   Woburn, Massachusetts
                                             Dated as of November 16, 2000

     For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation, and TRANS-TECH, INC., a Maryland corporation (each a "BORROWER" and collectively the "BORROWERS"), jointly and severally promise to pay to FLEET NATIONAL BANK (the "BANK") at the office of the Bank located at 100 Federal Street, Boston, Massachusetts 02110, or to its order, the lesser of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) or the outstanding principal amount hereunder, on November 15, 2002 (the "MATURITY DATE"), together with interest on the principal amount hereof from time to time payable at the times and outstanding at the rate set forth in the Credit Agreement referred to below.

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This promissory note amends and restates the terms and conditions of the obligations of the Borrowers under the domestic revolving line promissory note dated November 1, 1999 (the "ORIGINAL NOTE") by the Borrowers to the Bank. Nothing contained in this promissory note shall be deemed to create or represent the issuance of new indebtedness or the exchange by the Borrowers of the Original Note for a new promissory note. This promissory note is one of the Revolving Line of Credit Notes referred to in the Section 1.3(i) of that certain Revolving Credit Agreement dated November 1, 1999, as amended by Agreement and Amendment No. 1 dated November 16, 2000, by and among Silicon Valley Bank, the Bank, as Agent and a bank and the Borrowers together with all related schedules, as the same may be further amended, modified or supplemented from time to time (the "CREDIT AGREEMENT"), and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

     Each reference in each Loan Document (as defined in the Credit Agreement) to "Revolving Line of Credit Note", "thereof", "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

     If the entire amount of any required payment of principal and/or interest is not paid within ten (10) Business Days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     Each of the undersigned agrees to pay all reasonable costs and expenses of the Agent or the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of its rights hereunder and thereunder.

     No delay or omission on the part of the Agent or the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrowers and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

     THE BORROWERS HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

                            (remainder of page blank)

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.


Attest:                                      ALPHA INDUSTRIES, INC.

                                             By: /s/ Paul E. Vincent
--------------------                             -------------------------------
Name:                                            Name: Paul E. Vincent
Title:                                           Title: Chief Financial Officer


[Seal]



Attest:                                      TRANS-TECH, INC.

                                             By: /s/ Paul E. Vincent
--------------------                             -------------------------------
Name:                                            Name: Paul E. Vincent
Title:                                           Title: Chief Financial Officer


[Seal]



:11/7/97

                      AMENDED AND RESTATED PROMISSORY NOTE
                        (Revolving Line of Credit Loans)


$2,500,000                                   Woburn, Massachusetts
                                             Dated as of November 16, 2000


     For value received, the undersigned, ALPHA INDUSTRIES, INC., a Delaware corporation, and TRANS-TECH, INC., a Maryland corporation (each a "BORROWER" and collectively the "BORROWERS"), jointly and severally promise to pay to SILICON VALLEY BANK (the "BANK") at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054, or to its order, the lesser of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) or the outstanding principal amount hereunder, on November 15, 2002 (the "MATURITY DATE"), together with interest on the principal amount hereof from time to time outstanding payable at the times and at the rate set forth in the Credit Agreement referred to below.

     Computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

     This promissory note amends and restates the terms and conditions of the obligations of the Borrowers under the domestic revolving line promissory note dated November 1, 1999 (the "ORIGINAL NOTE") by the Borrowers to the Bank. Nothing contained in this promissory note shall be deemed to create or represent the issuance of new indebtedness or the exchange by the Borrowers of the Original Note for a new promissory note. This promissory note is one of the Revolving Line of Credit Notes referred to in the Section 1.3(i) of that certain Revolving Credit Agreement dated November 1, 1999, as amended by Agreement and Amendment No. 1 dated November 16, 2000, by and among the Bank, Fleet National Bank as Agent and a bank and the Borrowers together with all related schedules, as the same may be further amended, modified or supplemented from time to time (the "CREDIT AGREEMENT"), and is subject to optional and mandatory prepayment as provided therein, and is entitled to the benefits thereof and of the other Loan Documents referred to therein.

     Each reference in each Loan Document (as defined in the Credit Agreement) to "Revolving Line of Credit Note", "thereof", "therein", "thereunder", or words of like import referring to the Original Note, shall mean and be a reference to the Original Note, as amended and restated hereby.

     Upon the occurrence of any Event of Default under, and as defined in, the Credit Agreement, at the option of the Bank, the principal amount then outstanding of and the accrued interest on the advances under this note and all other amounts payable under this note shall become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate), presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

     The Bank shall keep a record of the amount and the date of the making of each advance pursuant to the Credit Agreement and each payment of principal with respect thereto by maintaining a computerized record of such information and printouts of such computerized record, which computerized record, and the printouts thereof, shall constitute PRIMA FACIE evidence of the accuracy of the information so endorsed.

     If the entire amount of any required payment of principal and/or interest is not paid within ten (10) Business Days after the same is due, the Borrowers shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     Each of the undersigned agrees to pay all reasonable costs and expenses of the Agent and the Bank (including, without limitation, the reasonable fees and expenses of attorneys) in connection with the enforcement of this note and the other Loan Documents and the preservation of its rights hereunder and thereunder.

     No delay or omission on the part of the Agent or the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Agent or the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrowers and every endorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral for this note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     The Bank may at any time pledge all or any portion of its rights under the Loan Documents including any portion of this promissory note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.

     THIS NOTE HAS BEEN DELIVERED TO THE BANK AND ACCEPTED BY THE BANK IN THE STATE OF CALIFORNIA.

     THE BORROWERS HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS NOTE, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS (OR IF FOR ANY REASON ACCESS TO SUCH COURTS IS DENIED TO THE BANK, THEN, IN THE STATE OF CALIFORNIA) IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS NOTE, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, SUBJECT TO EXERCISE AND EXHAUSTION OF ALL RIGHTS OF APPEAL AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

                            (remainder of page blank)

     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS AND THIS NOTE SHALL BE DEEMED TO BE UNDER SEAL.


Attest:                                      ALPHA INDUSTRIES, INC.

                                             By: /s/ Paul E. Vincent
--------------------                             -------------------------------
Name:                                            Name: Paul E. Vincent
Title:                                           Title: Chief Financial Officer


[Seal]



Attest:                                      TRANS-TECH, INC.

                                             By: /s/ Paul E. Vincent
--------------------                             -------------------------------
Name:                                            Name: Paul E. Vincent
Title:                                           Title: Chief Financial Officer


[Seal]



:11/7/97

                                     CONSENT

     The undersigned, as party to that certain Guarantee, dated as of November 1, 1999 (the "GUARANTEE"), by the undersigned in favor of Silicon Valley Bank ("SVB") and Fleet National Bank ("FLEET", together with SVB, the "BANKS" and each a "BANK") and Fleet as agent for the Banks (together with its successors in such capacity, the "AGENT"), delivered pursuant to that certain Revolving Credit Agreement, dated as of November 1, 1999, by and among Alpha Industries, Inc., Trans-Tech, Inc., the Banks and the Agent (the "AGREEMENT") hereby consents to the Agreement and Amendment No. 1, dated as of November 16, 2000 (the "AMENDMENT") and hereby confirms and agrees that the Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, upon the effectiveness of, and on and after the date of, said Amendment, each reference in the Guarantee to "the Credit Agreement," "thereunder," "thereof," "therein," or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by the Amendment.

                                        ALPHA SECURITIES CORP.


                                        By: /s/ Paul E. Vincent
                                            ------------------------------------
                                            Name:  Paul E. Vincent
                                            Title: Chief Financial Officer


Dated:  November 16, 2000